[*] Denotes information for which confidential treatment has been requested. Confidential portions ommited have been filed separately with the Commission.


                 RESTATED DRAM LICENSE AND COOPERATION AGREEMENT


         This Restated DRAM License and Cooperation Agreement ("Agreement") is entered into as of February 28, 1996, by and between Alliance Semiconductor Corporation, a Delaware corporation with its principal offices at 3099 North
First Street, San Jose, California, tel. (408) 383-4900; fax (408) 383-4990 (collectively, Alliance Semiconductor Corporation and its Taiwan subsidiar(ies) will be referred to as "Alliance"), and United Microelectronics Corporation, a Taiwan Corporation with its principal place of business at No. 3 Innovation Road, Science Based Industrial Park Hsin-Chu City, Taiwan, R.O.C., tel. (035) 782-258; fax (035) 774-767 ("UMC").

WHEREAS Alliance is in the business of designing and selling Dynamic Random Access Memory ("DRAM") integrated circuits and wishes to arrange the manufacture of such integrated circuits with UMC and/or UMC Affiliates (as defined below) at Hsin-Chu, Taiwan; and

WHEREAS UMC is in the business of manufacturing and selling integrated circuits, and wishes to manufacture Alliance DRAM integrated circuits and to sell them to Alliance and to others;

WHEREAS UMC and Alliance have entered into Foundry Production, Foundry Venture and Foundry Capacity Agreements in connection with integrated circuit fabrication facilities located at No. 13 Innovation Road I, and No. 3 Li Hsin Road, Science-Based Industrial Park, Hsin Chu City, R.O.C.;

WHEREAS UMC and Alliance wish to amend and restate their DRAM License and Wafer Sharing Agreement entered into as of September 30, 1995 (as supplemented by the Memorandum of Understanding concerning a meeting between Alliance and UMC held November 17, 1995) as follows; and

WHEREAS UMC and Alliance wish to cooperate in the sales and marketing of DRAM integrated circuits, and to participate in certain of the resulting profits as follows.

UMC AND ALLIANCE AGREE:


1.       DEFINITIONS

1.1 "Alliance DRAM" means [*] on behalf of Alliance and [*] at any time during the term of this Agreement.

1.2 "Capacity and Production Agreements" means current commitments from and/or concerning any wafer manufacuring facility owned and/or controlled by UMC Affiliates, including without limitation, the Foundry Capacity Agreement concerning the entity known as United Semiconductor Corporation (aka in that Foundry Capacity Agreement as FabCo), the Foundry Capacity Agreement concerning the entity known as United Silicon Inc. (aka

[*] Denotes information for which confidential treatment has been requested. Confidential portions ommited have been filed separately with the Commission.


in that Foundry Capacity Agreement as FabVen), the Foundry Production Agreement between Asian Specific Technology Ltd. ("ASTL") and UMC, as amended, and the Restatement of Capacity Agreement between UMC and Alliance.

1.3 "Derivative DRAM Technology" shall mean [*] under this Agreement. For purposes of this Agreement, unless expressly stated otherwise, the phrase "Derivative DRAM Technology" shall not include [*] Notwithstanding anything to the contrary, nothing in this Agreement shall limit or restrict the rights of a party to use and/or exploit confidential information belonging to that party, [*]

1.4 "Intellectual Property" shall mean all designs, patents, copyrights, mask work rights, and proprietary information of any sort, and in any form, conceived, reduced to practice and/or developed during the term of this Agreement.

1.5 "Licensed DRAM" shall mean [*] without limiting the foregoing, Licensed DRAM shall include [*] and provided further that, [*], nor shall [*] be considered Licensed DRAM.

1.6      "Excluded DRAM" shall mean [*] during the term of this Agreement.

1.7 "UMC Affiliate" shall mean UMC, United Semiconductor Corporation, United Silicon Inc., United Integrated Circuits Corporation, and any other fabrication facility or joint venture majority owned and/or controlled (directly or indirectly) by UMC during the term of this Agreement.

1.8 "DRAM Capacity" means [*] during the term of this Agreement. The parties understand that (i) subject to the terms of those agreements, [*], and (ii) [*]

1.9      "[*]

1.10 "[*] Alliance DRAM Production" shall mean [*] production at [*] in full compliance with the agreed-upon specifications for such product, and in conformance with commercially acceptable criteria for such product, including, without limitation, quality, yield, reliability, unit cost, and other characteristics. [*] Without limiting the foregoing, [*] Alliance DRAM Production will be [*]

1.11 "UMC [*] DRAM" shall mean [*] during the term of this Agreement, provided however that a product shall not be considered UMC [*] DRAM [*]. UMC [*] DRAM does not include DRAM [*]

1.12     "[*] DRAM" shall mean [*]

1.13     "[*] DRAM Rule Capacities" shall mean [*]

[*] Denotes information for which confidential treatment has been requested. Confidential portions ommited have been filed separately with the Commission.


1.14  "[*]  Alliance  DRAM  Production"   shall  mean  [*]  including,   without
limitation, [*]


2.       LICENSE & GRANT OF RIGHTS

2.1 Alliance and UMC will, during the term of this Agreement, [*] with respect to DRAM Capacity as follows:

         (a) During the term of this Agreement, Alliance and UMC [*] such DRAM.

         (b) UMC and Alliance shall [*] during the period from the date of this Agreement until [*], pursuant to [*]:

         (i)    the [*] Alliance;

         (ii)   all [*]:
                (aa)     [*] or
                (bb)     [*];

provided however that [*]; and

         (iii)  [*].

         (iv)   Notwithstanding anything to the contrary, to the extent [*].

         (c) For periods subsequent to [*] and during the term of this Agreement, UMC and Alliance will [*] The parties understand that [*] and during the term of this Agreement.

         (d)  While this [*] pursuant to paragraph 4.2 below.

2.2      Without limiting the foregoing, [*]

2.3 Notwithstanding anything to the contrary, [*] and Alliance: (i) Alliance will [*], (ii) UMC will [*], (iii) all such [*] under this Agreement, and (v) the [*]. At the request of Alliance, UMC will [*] Specifically, but without limitation, upon request by Alliance, UMC [*] If, for any reason, such [*], then UMC will [*]. To this end, UMC shall [*]. UMC hereby [*]

2.4 Each party will own exclusively all Intellectual Property obtained and/or derived by it prior to the date of this Agreement, as well as all Intellectual Property developed and/or derived by it thereafter, provided however, that the parties [*] Without limiting the foregoing and subject only to the specific licenses granted in this Section 2 of this Agreement:

[*] Denotes information for which confidential treatment has been requested. Confidential portions ommited have been filed separately with the Commission.


         (a) Alliance will retain and own exclusively throughout the world, all rights, title, and interest in designs, patents, copyrights, mask work rights, and proprietary information in Alliance DRAM;

         (b) Alliance will retain and own exclusively throughout the world, all rights, title, and interest in designs, patents, copyrights, mask work rights, and proprietary information in components, circuits, portions and/or subparts of Licensed DRAM to the extent these components, circuits, portions and subparts, as incorporated into integrated circuits other than those originating with Alliance, do not incorporate protectable subject matter created, developed and/or derived by persons other than Alliance;

         (c) UMC will retain and own throughout the world all rights, title and interest in Intellectual Property relating to and/or embodied in processes and recipes for DRAM integrated circuits.

2.5 Subject to obligations to others under the law and/or agreements with other parties, and, without limiting any and subject to the other terms of this Agreement, [*] during the term of this Agreement; provided however that the have [*] involved.

2.6 Subject to obligations to others under the law and/or agreements with other parties, and without limiting any and subject to the other terms of this Agreement, [*] during the term of this Agreement:

         (a) For periods during the term of this Agreement after the signing of this Agreement and prior to [*].

         (b) For periods during the term of this Agreement following [*] involved).

         (c) The parties will [*] Notwithstanding anything to the contrary, the [*] practicable.

         (d) Notwithstanding anything to the contrary, [*] during the term of this Agreement pursuant to the [*] of this paragraph 2.6 shall not be subject to [*] above, nor shall [*] above.


3.       IMPLEMENTATION

3.1 UMC will [*]. UMC and Alliance [*].

3.2 Without altering any obligations of either party under existing written agreements other than under their prior DRAM License and Wafer Sharing
Agreement:

         (a) UMC will [*].

[*] Denotes information for which confidential treatment has been requested. Confidential portions ommited have been filed separately with the Commission.


         (b) Within [*] after execution of this Agreement, and thereafter [*], each party will [*], for all Alliance DRAM, Licensed DRAM, and for all Derivative DRAM Technology, as well as all [*]. Without limiting the foregoing, the parties contemplate that they [*] throughout the term of this Agreement, and, for the term of this Agreement, they will not [*] as required. Without expanding the scope of the above licenses, the parties shall have the [*] contemplated under this Agreement. Notwithstanding anything to the contrary, Alliance [*]

3.3 The commercial terms of sale (including representations, warranties, and indemnification provisions) of DRAM [*] during the term of this Agreement will be [*]; provided however

         (a) the parties shall not [*] pursuant to the terms of this Agreement; and

         (b) In the event of a [*]

3.4 In addition, UMC and Alliance will [*] in order to enable them to exercise their rights under this Agreement. Without limiting the foregoing, during the term of this Agreement:

         (a) UMC shall provide Alliance on a monthly basis with rolling six month forecasts of UMC's good faith estimates of what, if any, capacity UMC expects to be available for Licensed DRAM in the next six months. Each such estimate will include a designation of the fabrication facility where such capacity is expected to be available. UMC's six month estimates shall also include [*] Notwithstanding anything to the contrary and subject to the other terms of this Agreement (I) as a general matter, [*] and (ii) UMC shall [*], and
(iii) the first five months of such forecasts will be an offer to Alliance for the applicable percentage(s) of [*]:


------------------- ------------------ ----------------- ------------------ ------------------ ----------------- ------------------
      Month                 1                 2                  3                  4                 5                  6
------------------- ------------------ ----------------- ------------------ ------------------ ----------------- ------------------
       [*]                 [*]               [*]                [*]                [*]               [*]                [*]
------------------- ------------------ ----------------- ------------------ ------------------ ----------------- ------------------


         (b) Alliance will promptly respond to such six month forecasts, indicating [*] for the six month period involved, and, within five days of receipt of UMC's six month forecast, Alliance may send [*] a written order for the [*] pursuant to this Agreement for each of the [*]. All such orders for [*] according to the terms of this Agreement and the other terms of the applicable Capacity and Production Agreement. Notwithstanding anything to the contrary, to the extent Alliance does not [*] pursuant to the terms of this Agreement at least [*], then (i) all such [*] under the terms above, (ii) subject to paragraph 3.3(b), [*] (provided that this subparagraph 3.4(b)(ii) does not [*] under paragraph 2.1), and (iii) [*]

         (c) The parties will cooperate in good faith during the term of this Agreement with respect to [*] as a result.

         (d) Within the first ten business days of each month, UMC and Alliance will notify one another in writing of [*] involved.

[*] Denotes information for which confidential treatment has been requested. Confidential portions ommited have been filed separately with the Commission.


3.5 Each party agrees to inform the other of any applicable restrictions and/or limitations imposed under the law and/or with respect to the export of technology involved in Alliance DRAM, Licensed DRAM, and/or Derivative DRAM Technology, and to comply with such applicable laws.

3.6 Alliance and UMC agree that all information will be subject to the terms of the Non-Disclosure and Confidential Information Agreements entered into between them in their current foundry relationships. The parties shall [*] only.

3.7 Subject to the other terms of this Agreement, UMC and Alliance [*] as soon as possible:

         (a) In the [*], UMC and Alliance will [*] as soon as practicable. Without limiting the foregoing, the [*].

         (b) In the [*], UMC and Alliance will each [*].

         (c) Beginning with the [*], and continuing throughout the term of this Agreement, UMC and Alliance will [*]. Without limiting the foregoing, [*].

         (d) In [*], UMC and Alliance will [*]. These [*].

         (e)  During  the  term of this  Agreement,  UMC and  Alliance  will [*]
Accordingly, during the term of this Agreement and subject to its terms and those of any applicable non-disclosure agreements, UMC and Alliance will [*]

3.8 During [the development phase of each Licensed DRAM developed during] the term of this Agreement:

         (a) Alliance will [*] to UMC,

         (b) UMC will [*] to Alliance, and

         (c) UMC will [*] provided however that Alliance will reimburse [*].

3.9 Notwithstanding anything to the contrary, [*] during the term of this Agreement [*], provided however that if [*]

3.10 Notwithstanding anything to the contrary, during the term of this Agreement, and conditioned upon [*] UMC will [*]

3.11 During the term of this Agreement, subject to their standard non-disclosure agreements, and under reasonable terms and conditions (including those relating to safety and fab operation), [*] will be [*] to the extent reasonably necessary [*] with this Agreement.

[*] Denotes information for which confidential treatment has been requested. Confidential portions ommited have been filed separately with the Commission.


4.       MISCELLANEOUS

4.1 This Agreement is the entire agreement between the parties with respect to its subject matter; it supersedes all prior understandings and agreements with respect to these matters, and there are no prior representations, warranties or other agreements relating thereto. This Agreement may not be modified, except in writing signed by duly authorized officer of each party.

4.2 This Agreement shall be governed by the laws of California, U.S.A. without regard to the conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for International Sales of Goods. Any controversy or claims arising out of and/or relating to this Agreement shall be resolved exclusively by arbitration in the State of Hawaii, U.S.A., in accordance with the rules of the Asia Pacific Arbitration Center, before a panel of three neutral arbitrators, one chosen by UMC, one chosen by Alliance and the third chosen by those two. Notwithstanding anything to the contrary, either party may seek injunctive relief from any court with jurisdiction over such matters and the parties involved to the extent necessary and/or appropriate to protect Intellectual Property from irreparable harm arising out of any actual or threatened breach of this Agreement.

4.3 Neither party may assign (including assignments by law, mergers, acquisitions or any other change of control) any rights or obligations under this Agreement without the other party's prior written consent; any prior assignment made without the requisite consent shall be null and void; provided that UMC may fully or partially assign without Alliance's consent, to any other, UMC's rights to receive any cash payment for product shipped, by sending Alliance notice of assignment.

4.4 No party shall be liable to any other party for any delay or omission of the performance for the obligations under this Agreement, other than the obligation to pay moneys, where the delay or omission is due to any cause or condition beyond the reasonable control of the other party obliged to perform, including, but not limited to strikes or other labor difficulty, acts of god and/or of government (in particular with respect to the refusal to issue necessary import or export licenses), war, riots embargoes, or inability to obtain supplies.

4.5 Notwithstanding anything to the contrary, neither party shall be liable (on any theory, contract, tort, statutory, or otherwise) for any special, incidental,and/or consequential damages, for loss of use, profits, opportunity, potential and/or reputation or for costs of substitutes.

4.6 This Agreement and its terms shall remain in effect for a period ending [*] and thereafter will expire unless otherwise agreed upon in writing, provided however that:

         (a) if the parties have [*]; and

         (b) in the event of any termination or expiration of this Agreement, the parties will [*] pursuant to the terms of this Agreement.

[*] Denotes information for which confidential treatment has been requested. Confidential portions ommited have been filed separately with the Commission.


         The  parties  have  duly  authorized   their   respective   undersigned
representatives to execute this Agreement and bind them to its terms as of the date set forth above.


ALLIANCE SEMICONDUCTOR CORP.                UNITED MICROELECTRONICS CORP.

       /s/ N. D. Reddy                          /s/  M. K. Tsai
----------------------------                ----------------------------------
Authorized Signature                        Authorized Signature